UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2004

Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

0-22639 (Commission File Number)	04-3370491 (IRS Employee Identification No.)

10735 Park Meadows Drive Suite 560 Littleton, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

On February 12, 2004, Champps Entertainment, Inc. issued a news release announcing its resolution of a favorable settlement with the Florida Department of Revenue of a proposed Florida sales tax assessment of $5.3 million including penalties and interest. The news release is presented below:

CHAMPPS ENTERTAINMENT, INC. SETTLES PROPOSED TAX ASSESSMENT WITH THE
FLORIDA DEPARTMENT OF REVENUE

        Littleton, Colo, February 12, 2004– Champps Entertainment, Inc. (Nasdaq:CMPP) today announced that it has reached a favorable settlement with the Florida Department of Revenue of a proposed Florida sales tax assessment of $5.3 million including penalties and interest. The final settlement amount was approximately $141,000. Champps had previously provided for this matter in its financial statements. The proposed sales tax assessment related to matters of DAKA International, Inc. and their subsidiaries for the years 1990 through 1997. Champps agreed to indemnify DAKA International, Inc and its subsidiaries for events that occurred prior to the spin-off of Champps from DAKA in 1997, and accordingly, was responsible for the payment of any amounts due.

        William H. Baumhauer, Champps’ Chairman, President and Chief Executive Officer, commented: “We are pleased to reach this settlement with the Florida Department of Revenue. The closure of this matter, along with the recent decision in the McCrea matter vacating the award for punitive damages, another legacy item associated with DAKA, had been outstanding since 1997.”

        Littleton, Colo.-based Champps Entertainment, Inc. currently owns and operates 47 and franchises 12 Champps Americana restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps presents an exciting environment through the use of videos, music, sports and promotions.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc
(Registrant)

Date: February 17, 2004	By:	/s/ FREDERICK J. DREIBHOLZ
Name: Frederick J. Dreibholz Its: Chief Financial Officer